UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

___________

FORM 8-K

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CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2015

Zoned Properties, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51640	46-5198242
(Commission File Number)	(IRS Employer Identification No.)

14300 N. Northsight Blvd., #208 Scottsdale, AZ	85260
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): 407-257-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On December 21, 2015, Zoned Properties, Inc. (the “Company”) issued a press release announcing effectiveness of the Company’s resale registration statement on Form S-1 (the “Registration Statement”). A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information contained in the website is not a part of this current report on Form 8-K. The press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s securities, nor shall there be any sale of the securities in any state in which offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The offering of the securities that is the subject of the Registration Statement may only be made by means of a prospectus. The Registration Statement relating to the securities has been declared effective by the Securities and Exchange Commission (the “SEC”). The Registration Statement may be accessed through the SEC’s website at www.sec.gov. A copy of the prospectus related to the offering may be obtained from Zoned Properties, Inc. or from Hayden IR, the Company’s investor relations firm, as set forth in Exhibit 99.1.

As previously disclosed, on October 27, 2015, the Company entered into a letter of intent with X Bar Ranch LLC (“X Bar”) to acquire real property in Carbondale, Colorado. As permitted pursuant to the terms of the X Bar letter of intent, the Company terminated the letter of intent with X Bar on December 14, 2015.

Also as previously disclosed, on October 2, 2015, the Company entered into a letter of intent with HQ Holdings LLC (“HQH”) to acquire real property located in Silt, Colorado. Pursuant to the terms of the HQH letter of intent, the closing of the Silt property acquisition was conditioned upon consummation of the Carbondale property acquisition. Accordingly, the HQH letter of intent was terminated on December 14, 2015, following termination of the letter of intent with X Bar.

Item 9.01. Financial Statements and Exhibits.

The exhibits listed in the following Exhibit Index are furnished as part of this current report on Form 8-K.

Exhibit No.	Description
99.1	Press release of Zoned Properties, Inc. dated December 21, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZONED PROPERTIES, INC.

Dated: December 21, 2015	By:	/s/ Bryan McLaren
Bryan McLaren Chief Executive Officer

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